TELEVISION STATION LEASE AGREEMENT

     This agreement made on July 21, 2003 between Cherie Erwin, Lessor, and OBN Holdings, Incorporated, Lessee.

                              Recitals

     Lessor is the owner of licenses, permits, intellectual property rights (copyrights and trademarks,) equipment, parts, materials, comprising a television broadcasting station ("KSSY Television") business known as KSSY television, located at 1235 Sage Street, Arroyo Grande, California 93420, and at 2130 Hwy 101, Arroyo Grande, CA 93420. Lessor desires to lease the business to Lessee, and Lessee desires to lease the business from Lessor. The business and assets of the business are hereafter collectively referred to as " the Business Assets."

     Therefore, Lessee and Lessor agree as follows:

                         ARTICLE I.  LEASE

  Section 1.01. Lessor shall lease to Lessee, and Lessee shall lease from Lessor, on the terms and conditions and in the manner set forth in Article
II of this Agreement, the following personal property assets of the business (hereafter called "the Business Assets"):
     (a)  All the furniture, equipment, and other tangible assets;
     (b) All the licenses, trade, goodwill, intellectual property rights of any kind or type; and
     (c) All the unliquidated assets belonging to or upon which Lessor has a claim of right or entitlement, including accounts receivables and any causes of actions against any third parties.

  Section 1.02. The lease for the Business Assets shall be a total of fifty thousand dollars ($50,000) per year for a period of three (3) years.

  Section 1.03. The annual lease amount shall be made in equal monthly payments on the first of each month.

  Section 1.04. At the end of the lease period, or once Lessor receives a total of one hundred fifty thousand dollars ($150,000), whichever is sooner, Lessor shall immediately, irrevocably and in perpetuity transfer to Lessee ninety-five percent (95%) of all rights, title and interest in and to the Business Assets. Transfer shall include, but not be limited to the Federal Communications Commission (FCC) license currently owned by Lessor. If, for any reason, transfer of the license to Lessee, or any entity designated by Lessee, is not approved by the FCC, Lessor shall continue to lease the Business Assets to Lessee for an additional ninety-nine (99) years at a lease amount of one dollar ($1.00) per year.

  Section 1.05. During the time in which lease is in force, Lessor may not sell, pledge, hypoticate, or in any other way encumber the Business Assets.

  Section 1.06. Should Lessor elect to dispose of Lessor's five percent (5%) interest in the Business Assets once Lessee has acquired ninety-five percent (95%) interest, Lessor must sell to Lessee, and Lessee must purchase the five percent (5%) at the prevailing market value as determined by a professional broadcast station appraiser who shall be agreed on by both parties.


Television Station Lease Agreement Page 1 of 4    Lessee Initials:______
                                                  Lessor Initials:______


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                      Warranties by Lessor

  Section 1.07.  Lessor hereby warrants and represents to Lessee that:
(a) Lessor is the sole owner of the business, and no other person has any claim, right, title to, or interest in, the Business Assets.
(b) Lessor has no undischarged obligations, financial or otherwise, affecting the Business Assets being leased pursuant to this Agreement, other than obligations arising in the usual and regular course of business listed in the attached document marked "Exhibit A."
(c) Lessor has paid, or shall pay, all taxes owed by Lessor on account of the business up to, and including July 31, 2003.
(d) The books of account for the business constitute a complete record of the financial affairs of the business and accurately set forth all liabilities, assets, and other matters regarding the financial condition of the business. Lessee acknowledges that _________ inspected the books of account within the last 15 days from the date of this agreement.
(e) To the best of Lessor's knowledge, the lease and subsequent transfer of title will not conflict with or violate any agreement or law to which Lessor or the business is subject, and there are no pending or threatened lawsuits, other judicial proceedings, or administrative proceedings involving Lessor or the Business Assets.
(f) Lessor warrants that Lessor has no employees and has no amounts due to the Employment Development Department.
(g) Lessor warrants that Lessor does not collect sales tax, and has no sales tax obligations to the Board of Equalization.

                      Delivery of Instruments

Section 1.08. At the time of transfer, as specified in Section 1.04, Lessor shall deliver to Lessee:
(a) A bill of sale executed by Lessor, conveying to Lessee all the Business Assets of the business described in Section 1.01 of this Agreement.
(b) Any other instruments required to transfer to Lessee the ownership of any of the Business Assets described in Section 1.01 of this Agreement.

                    License Application by Lessee

Section 1.09. Lessee shall, at Lessee's own expense, apply for any additional licenses or permits required, and thereafter take any other actions required to obtain those licenses and permits.

                     ARTICLE II.  MISCELLANEOUS

Section 2.01.	During the term of this Lease, and after acquisition
of ninety-five percent (95%) interest, Lessee shall have sole administration over Business Assets, which shall include, but not be limited to programming aired on the television station, times in which programming is aired, licenses and permits and location of broadcast facilities.

Section 2.02.	If Lessor desires, Lessor shall be able to provide, at
Lessor sole expenses, no less than two (2) hours of programming per day for the station to Lessor during any period in which Lessor has any ownership in Business Assets. Lessee shall determine the time in which Lessor's programming will be broadcasted.

Section 2.03.	Should Lessee elect to make changes to the station that


Television Station Lease Agreement  Page 2 of 4    Lessee Initials:_____
                                                   Lessor Initials:_____

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requires the consent of the Federal Communications Commission, or other governing body, Lessor shall approve and sign all of the documents required to make changes.

Section 2.04. This Agreement constitutes the entire agreement between Lessee and Lessor concerning their rights and obligations with respect to the leasing of the Business Assets. Any agreements or representations respecting the Business Assets's lease or its subsequent sale to Lessee not expressly set forth in this Agreement shall have no effect, except for a subsequent written modification signed by the party to be charged.

Section 2.05. This Agreement may be amended or modified at any time with respect to any provision by a written instrument executed by Lessee and Lessor.

Section 2.06. If Lessee or Lessor brings any legal action or seeks arbitration regarding any provision of this agreement, the prevailing party in the litigation or arbitration shall be entitled to recover reasonable attorney's fees from the other party, in addition to any other relief that may be granted.

Section 2.07. Any dispute arising under this Agreement shall be settled by binding arbitration in accordance with the State of California, County of San Luis Obispo, and judgment on the award rendered by the Arbitrator may be entered in any court having jurisdiction.

Section 2.08. Any notices required or permitted to be given under this Agreement shall be written, and may be given by personal delivery or by registered or certified mail, first-class postage prepaid, return receipt requested. Notice shall be deemed given upon actual receipt in the case of personal delivery, or upon mailing. Mailed notices shall be addressed as follows, but each party may change address by written notice in accordance with this paragraph:
   To Lessee: OBN Holdings, Incorporated, 8275 South Eastern Avenue, Las
              Vegas, Nevada 89123.
   To Lessor: Ms. Cherie Erwin, 1235 Sage Street, Arroyo Grande, California
              93420.

Section 2.09. This Agreement shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of Lessee and Lessor.

Section 2.10. This Agreement shall be governed by and constructed in accordance with the laws of the State of California.

Executed on _July 26, 2003, at Arroyo Grande, California.


LESSOR                                LESSEE
CHERIE ERWIN                          OBN HOLDINGS, INCORPORATED

/s/ Cherie Erwin                      /s/ Roger Neal Smith
__________________________________    __________________________________
Cherie Erwin                          Roger Neal Smith, Chief Executive Officer



Television Station Lease Agreement  Page 3 of 4  Lessee Initials:_____
                                                 Lessor Initials:_____

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Exhibit A - Outstanding Obligations

None







Television Station Lease Agreement  Page 4 of 4   Lessee Initials:____
                                                  Lessor Initials:____

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